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                                                                    EXHIBIT 10.2



                            MASTER BROKER LOAN NOTE

                                                         Chicago, Illinois
                                                         Date: December 22, 1998

     FOR VALUE RECEIVED, ADVANCED CLEARING, INC. (the "Borrower") promises to pay to the order of The First National Bank or Chicago (the "Bank"), in lawful money of the United States at the office of the Bank at One First National Plaza, Chicago, Illinois, or as the Bank may otherwise direct, the aggregate outstanding unpaid principal amount of loans ("Loans") advanced hereunder, together with interest as provided below.

     Except as provided in the following paragraph, each Loan hereunder shall be due and payable on the day following the day on which the Loan is made, or earlier, on demand by the Bank, and shall bear interest at the rate per annum quoted to the Borrower by the Bank (each such rate a "Transaction Rate"), which rate shall be applicable to and in effect for the day on which it is quoted.

     In addition to the Transaction Rate, the Borrower and the Bank may agree to a fixed interest rate (each such rate a "Fixed Rate") and a specific term in excess of one day for a Loan (a "Fixed Rate Loan") at the time of borrowing. Each such Fixed Rate Loan shall be due and payable at the specified maturity of such Loan, or earlier on demand by the Bank.

     Each Loan bearing interest at a Transaction Rate and each Fixed Rate Loan not paid when due shall thereafter be payable on demand and, unless another rate is specifically agreed to by the Bank, shall thereafter bear interest at a rate equal to the greater of the corporate base rate of interest announced by the Bank from time to time, changing when and as the corporate base rate changes, or the then applicable Transaction Rate or Fixed Rate.

     On each business day of the Bank for which the Borrower desires the Bank to make a Loan, any person authorized to borrow on behalf of the Borrower (an "authorized person") may request by telephone a quote for an interest rate for such Loan. If the Bank elects to offer a Loan to the Borrower and if the Borrower elects to accept the rate at the time such rate is quoted by the Bank, then the Bank shall make a Loan at the stipulated rate on such day. Any authorized person may request a Loan or an interest rate quote hereunder and give the Bank information relevant to such Loan by telephone or telex. The Borrower agrees that, in implementing this arrangement, the Bank is authorized to honor requests which it believes, in good faith, to emanate from an authorized person acting pursuant to this note, whether in fact that be the case or not. The Borrower will confirm the terms of each Loan by mailing a confirmation letter to the Bank signed by an authorized person.

     Each payment of principal hereunder shall be made in immediately available funds (or clearinghouse funds if the Loan was made in clearinghouse funds). Interest on all Loans shall be due and payable in immediately available funds on the last day of each month during which a
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Loan is outstanding. If any payment shall become due and payable on a
Saturday, Sunday or legal holiday under the laws of Illinois, such payment shall be made on the next succeeding business day in Illinois and any such extended time of the payment of principal shall be included in computing interest at the rate this note bears in connection with such payment. All interest hereunder shall be computed for the actual numbers of days elapsed on a 360-day year basis.

     Fixed Rate Loans may be prepaid prior to the agreed maturity thereof only upon payment to the Bank of all loss or cost to the Bank resulting from such prepayment, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain any such Fixed Rate Loan.

     The Bank shall record Loans, maturities, repayments, interest rates and payment dates on the Bank's books and records in accordance with the Bank's usual practices. The entries of the Bank in such books and records shall be prima facie evidence of the terms of each Loan; provided, however, that any error by the Bank in the making of such entries shall not in any manner affect the obligation of the Borrower to pay the principal of and interest on each Loan in accordance with its terms. The Borrower hereby authorizes the Bank to deposit the proceeds of Loans to, and to charge payments of principal and interest against, the Borrower's deposit account with the Bank or as otherwise requested by the Borrower. All Loans shall be made by the Bank in immediately available funds unless the Borrower specifically requests clearinghouse funds when any such Loan is requested.

     This note is secured pursuant to the Broker Loan Pledge and Security Agreement, dated as of December 22, 1998 (as amended or modified and in effect from time to time, the "Security Agreement"), among the Borrower, the lenders party thereto and the Bank, as collateral agent.

     Nothing in this note shall constitute a commitment to make Loans to the Borrower. The Borrower expressly waives any presentment, demand, protest or notice in connection with this note now, or hereafter, required by applicable law and agrees to pay all costs and expenses of collection.

     This note shall be governed by the internal laws (and not the law of conflicts) of the State of Illinois, giving effect, however, to federal laws applicable to national banks.


                                            ADVANCED CLEARING, INC.


                                            By:    William T. Yates
                                               --------------------------
                                            Name:  VP & Controller
                                                 ------------------------
                                            Title: William T. Yates
                                                  -----------------------

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